EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 18, 2000 relating to the consolidated financial statements of Jones Intercable, Inc., which report appears in the Comcast Cable Communications, Inc. Form 10-K for the year ended December 31, 1999 and to all references to our firm included in this registration statement.

/s/ Arthur Andersen LLP

Denver, Colorado,
September 22, 2000